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                                                                     EXHIBIT 10y

                                AMENDMENT NO. 1
                                       TO
                         THE STANDARD PRODUCTS COMPANY
                           RESTRICTED STOCK AGREEMENT

     This Amendment No. 1 (the "Amendment") to the Restricted Stock Agreement (the "Agreement") made as of the 1st day of July 1997, by and between The Standard Products Company, an Ohio corporation (the "Company") and Ronald L. Roudebush (the "Executive") under The Standard Products Company 1991 Restricted Stock Plan (the "Plan"), is made and becomes effective as of the 1st day of July 1998.

     WHEREAS the Company has awarded restricted Common Shares to the Executive under the Plan, and has entered into the Agreement, which sets forth the terms and conditions with respect to the award of the restricted Common Shares; and

     WHEREAS, the parties, pursuant to authorization granted by the Compensation Committee of the Board of Directors, desire to amend the Agreement.

     NOW THEREFORE, the parties, for good and valuable consideration, the receipt of which is hereby acknowledged, do hereby agree as follows:

          1. Paragraph 3 of the Agreement shall be amended by substituting the following therefor:

          The number of awarded Common Shares which may be earned with respect to each fiscal year at a rate of up to 12,500 Common Shares per year in the current fiscal year and each of the succeeding three fiscal years equals the product of 12,500 multiplied by the ratio of the cash bonus earned by Executive under the Company's Officers' Bonus Plan over the target bonus which Executive would earn under such Plan if the target established by the Compensation Committee of the Board of Directors of the Company is exactly met with respect to each such fiscal year.

          Notwithstanding the foregoing, however, no more than 12,500 Common Shares may be earned in the Company's fiscal year 1998, ended June 30, 1998, and no more than an aggregate number of 37,500 Common Shares may be earned in the next three fiscal years of the Company, following fiscal year 1998. No Common Shares may be earned with respect to any fiscal year of the Company after the fiscal year ended June 30, 2001.

     IN WITNESS WHEREOF, this Agreement is executed by and on behalf of the undersigned parties as of the 1st day of July 1998.

                                          THE STANDARD PRODUCTS COMPANY

                                          By: /s/ RICHARD N. JACOBSON

                                            ------------------------------------

                                          Title: General Counsel and Secretary

                                             -----------------------------------

                                             /s/ RONALD L. ROUDEBUSH

                                             -----------------------------------
                                             Ronald L. Roudebush
                                             Executive